EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-218207, No. 333‑26157, No. 333‑68682, No. 333‑77501, No. 333‑89420, No. 333‑134554, No. 333‑160197, No. 333-174572, No. 333-198320, and No. 333-211558) of Flagstar Bancorp, Inc. of our report dated March 12, 2018, except with respect to our opinion on the financial statements insofar as it relates to the effect of changes in reportable segments discussed in Note 23, and to the effect of changes in the presentation of restricted cash within the Consolidated Statements of Cash Flows as a result of the adoption of FASB Accounting Standards Update 2016-18 “Statement of Cash Flows (Topic 230) - Restricted Cash,” which is as of June 1, 2018, relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Current Report on Form 8-K.

/s/ PricewaterhouseCoopers LLP
Detroit, Michigan
June 1, 2018